UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2014

Zenosense, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54936	26-3257291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Avda Cortes Valencianas 58, Planta 5 46015 Valencia, Spain	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 34 960454202

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On July 21, 2014, Zenosense, Inc. (the “Company”) entered into a third amendment (the “Amendment”) to its Development and Exclusive License Agreement dated November 26, 2013 and effective as of December 4, 2013, as amended (“Agreement”), with Sgenia Industrial, S.L. (“Sgenia”), Sgenia Soluciones, S.L., and ZENON Biosystem, S.L. (together the “Sgenia Parties”).

The Company is satisfied with the progress that the Sgenia Parties have made in the research and development of the MRSA sensory device, based on the following (i) achieving in early testing a sensibility and specificity of 75% and 66%, respectively, (ii) the ability to use a low cost commercial gas sensor to sense MSSA and MRSA, (iii) improvements to the algorithmic processing and new nanotechnology sensor developments that will increase sensibility and specificity, (iv) identification of target compounds using a gas chromatography/mass spectrometry detection method, (v) manufacture of a device to collect multiple breath samples which will facilitate large scale testing at an affordable price, and (vi) establishment of a number of collaborative agreements and partnerships with relevant hospitals, universities and a private laboratory in the various fields of sensors, polymer electrochemistry, microbiology, infectious disease, pneumology, chromatography and micro-organism identification.  Additionally, the Company is pleased with the status of discussions with a hospital in Madrid, Spain to conduct clinical trials on the significance of volatile organic compounds in cancer detection and the availability of certain data applicable to development of a cancer detection device.

With due consideration of the state of progress of the research and development activities, the Company and the Sgenia Parties entered into the Amendment to modify and extend the development schedule and change the research funding budget to accommodate the development of a lung cancer product as well as the continuation of the development of the MRSA product. Additionally, the development stage objectives and milestones were modified to reflect the current state of development. To date, approximately $527,000 has been applied to development costs and the revised budget will require an estimated additional $1,411,000.

A copy of the form of the Amendment to the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01                      Financial Statement and Exhibits

(d) Exhibits

Exhibit No.                    Description
10.1                                Form of Amendment No. 3 to the Development and Exclusive License Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENOSENSE, INC.
Date: July 24, 2014	By:	/s/ Carlos Jose Gil
Carlos Jose Gil, President and Chief Executive Officer